Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266989 on Form S-3 and Registration Statement No. 333-233481 on Form S-8 of our reports dated February 23, 2023, relating to the financial statements of Keurig Dr Pepper Inc. and the effectiveness of Keurig Dr Pepper Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 23, 2023